                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 21, 2001

                       Morgan Stanley Dean Witter & Co.
                    --------------------------------------
                    (Exact name of Registrant as specified
                                in its charter)


          Delaware                1-11758                 36-3145972
   -------------------------------------------------------------------------
         (state or other        (Commission            (I.R.S. Employer
         jurisdiction of        File Number)          Identification No.)
         incorporation)


                    1585 Broadway, New York, New York 10036
               ------------------------------------------------
              (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code: (212) 761-4000
                                                          --------------


   -------------------------------------------------------------------------
                (Former address, if changed since last report.)

Item 5.  Other Events
---------------------

On August 28, 2001, Morgan Stanley Dean Witter & Co. announced that John E. Jacob had been elected to its board of directors. The election was effective September 1, 2001.

Mr. Jacob is Executive Vice President and Chief Communications Officer of Anheuser-Busch Companies, Inc. Mr. Jacob serves in the class of directors whose terms expire in 2002. There are four directors in the class and the size of the Morgan Stanley Dean Witter & Co. Board of Directors was increased to eleven.

On September 21, 2001, Morgan Stanley Dean Witter & Co. (the "Registrant") released financial information with respect to the quarter ended August 31, 2001. A copy of the press release containing such financial information is annexed as Exhibit 99.1 to this Report and by this reference incorporated herein and made a part hereof.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
--------------------------------------------------------------------------

        99.1 Press release of the Registrant dated September 21, 2001 containing financial information for the third quarter ended August 31, 2001.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                  MORGAN STANLEY DEAN WITTER & CO.
                                  --------------------------------
                                          (Registrant)

                                  By: /s/
                                  --------------------------------
                                      Ronald T. Carman
                                      Assistant Secretary


Dated: September 21, 2001

Contact:                     Investor Relations                 Media Relations
                             William Pike                       Raymond O'Rourke
                             212-761-0008                       212-761-4262


                            MORGAN STANLEY REPORTS
                   THIRD QUARTER NET INCOME OF $735 MILLION
                      IN DIFFICULT OPERATING ENVIRONMENT;
                          ROE IS 15% FOR THE QUARTER



NEW YORK, September 21, 2001 -- In announcing results for its fiscal third quarter today, Morgan Stanley (NYSE: MWD) Chairman and CEO Philip J. Purcell and President Robert G. Scott said in a joint statement,

   "It is obviously difficult to focus on financial results in the aftermath of last week's tragic events. However, we want investors to know that Morgan Stanley remains strong--not just financially, but also in terms of the will of our people, who have again proven their resilience. We are grateful for the help and support we have received from hundreds of individuals and businesses. We are doing everything we can to help all the victims, including firefighters, police and rescue workers who put themselves in harm's way for us.

   While concern has increased regarding the outlook for the global economy, we continue to believe in the long-term growth opportunities for the Firm. Consistent with this belief, we announced earlier this week that the Firm would be stepping up its share repurchase activities."

Morgan Stanley reported net income of $735 million for the quarter ended August 31, 2001 -- a 41 percent decline from $1,246 million in last year's third quarter. Diluted earnings per share were $0.65 -- down 40 percent from $1.09 a year ago./1/

Third quarter net revenues (total revenues less interest expense and the provision for loan losses) were $5.3 billion -- 16 percent below a year ago. The annualized return on average common equity for the quarter was 15 percent.

In the first nine months of fiscal 2001, net income was $2,740 million, 35 percent lower than $4,248 million a year ago. Nine-month diluted earnings per share were $2.41, down 35 percent from last year's $3.70. Net revenues declined 15 percent to $17.7 billion. The annualized return on average common equity was 19 percent for the first nine months of the year.

SECURITIES

Securities posted net income of $414 million, a 50 percent decline from last year's strong third quarter. The decline reflected substantially lower levels of activity year-over-year in almost all the institutional and individual investor businesses. Fixed income continued to be the exception, although results were down from the record second quarter.

 .    Institutional sales and trading net revenues of $1.8 billion were 8 percent below a year ago.

     - Higher fixed income revenues were driven by strength in government debt, investment grade debt and commodities trading. Interest rate cuts in the US and Europe contributed positively to the results. The business also benefited from continued demand for investment grade issues and volatility in energy markets, although both were substantially lower than the second quarter.

________________________
/1/ All amounts for the quarter and nine-months ended August 31, 2001 exclude an extraordinary loss, net of taxes, of $30 million, or $0.03 per share, resulting from the early extinguishment of debt. In addition, all amounts for the nine months ended August 31, 2001 exclude a net after-tax charge of $59 million, or $0.05 per share, resulting from the adoption of SFAS 133 on December 1, 2000. See Page F-1 of Financial Summary, Note 1.

     - Equity revenues declined from the strong levels achieved a year ago, primarily as a result of lower volatility, a decline in primary issuance and increased margin pressures -- particularly in US and European cash businesses.

 .    In investment banking:

     - Advisory revenues were $360 million, down 30 percent from last year's third quarter. The decline resulted primarily from the sharp decrease in global M&A activity that began late last year. Industry-wide, global completed M&A transaction volume fell 56 percent in the third quarter compared to a year ago./2/

     - Underwriting revenues declined 34 percent from last year's third quarter to $417 million, primarily reflecting a 36 percent decrease in industry-wide global equity new issue volume./2/

     - The Company's market share positions are: 25 percent in announced global M&A transactions; 11 percent in Worldwide equity and equity related issues; and 20 percent in Worldwide IPOs./3/

 .    In the individual investor group:

     - Net revenues declined 20 percent to $1.1 billion as retail participation in equity markets remained sharply below last year's levels. Net interest income was also lower as a result of a decline in margin debit balances. Revenues from asset management products and fee-based assets were modestly below year ago levels.

     - Total client assets of $597 billion were 23 percent lower than last year's third quarter compared to 25 percent and 57 percent declines for the S&P 500 and NASDAQ, respectively. Client assets in fee-based accounts declined 14 percent to $109 million. However, the percentage of client assets in fee-based accounts increased to 18 percent versus 16 percent a year ago.

     -   The number of global financial advisors rose to 14,342 at quarter end.

______________________________
/2/ Source: Thomson Financial Securities Data.
/3/ Source: Thomson Financial Securities Data - January 1 to August 31, 2001.

 .    Principal investment activities had negative revenues of $58 million for the third quarter compared with revenues of $55 million a year ago.

INVESTMENT MANAGEMENT

Investment management net income was $125 million, 36 percent below last year's third quarter. The decline in earnings resulted from a decline in the Company's average assets under management and a shift from equity to fixed income and money market products.

 .    Assets under management declined $73 billion, or 13 percent, from a year ago to $471 billion, primarily as a result of lower market values. Retail assets of $292 billion were $11 billion lower than the second quarter and $53 billion lower than a year ago. Institutional assets decreased $5 billion for the quarter and $20 billion from a year ago -- to stand at $179 billion.

 .    The Company had 60 funds rated four or five stars by Morningstar, up from
     52 a year ago. Among investment managers, the Company has the third highest number of domestic funds receiving one of Morningstar's two highest ratings./4/

 .    Investment management has now had five consecutive years of net positive retail customer inflows.

CREDIT SERVICES

Credit services net income was $196 million, 14 percent below third quarter 2000 -- primarily due to higher net charge-offs partially offset by increases in net interest income, and merchant and cardmember fees.

 . Managed credit card loans rose to $49.7 billion at quarter end, an increase of $4.9 billion, or 11 percent, from a year ago. The interest rate spread widened 79 basis points over the same period, as a result of the decline in interest rates that began in the first quarter.

________________________________
/4/ As of July 31, 2001.

 . Merchant and cardmember fees rose 3 percent to $674 million. Transaction volume increased 6 percent from the third quarter of 2000 to $23.3 billion, driven primarily by record quarterly sales volume.

 . The credit card net charge-off rate increased to 5.79 percent -- 161 basis points higher than a year ago. The over-90-day delinquency rate was 2.61 percent compared to 2.21 percent a year ago. The increase in the charge-off rate reflected continued weakness in the U.S. economy and the adverse impact of the seasoning of cardmember accounts and a high level of national bankruptcy filings.

 .   Discover opened over 1 million new cardmember accounts during the quarter.

As of August 31, the Company had repurchased approximately 18 million shares of its common stock since the end of fiscal 2000. The Company also announced that its Board of Directors declared a $0.23 quarterly dividend per common share. The dividend is payable on October 26, 2001 to common shareholders of record on October 5, 2001.

Total capital at August 31, 2001 was $60.7 billion, including $21.2 billion of common and preferred stockholders' equity and preferred securities issued by subsidiaries. Book value per common share was $17.76, based on shares outstanding of 1.1 billion.

Morgan Stanley is a global financial services firm and a market leader in securities, investment management and credit services. With more than 700 offices in 28 countries, Morgan Stanley connects people, ideas and capital to help clients achieve their financial aspirations.

Access this press release on-line @www.morganstanley.com

                                     # # #

                           (See Attached Schedules)


This release may contain forward-looking statements. These statements, which reflect management's beliefs and expectations, are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of the risks and uncertainties that may affect the Company's future results, please see "Certain Factors Affecting Results of Operations" in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Competition and Regulation" under each of "Securities," "Asset Management" and "Credit Services" in Part I, Item 1 in the Company's 2000 Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Company's Quarterly Reports on Form 10-Q for fiscal 2001. In addition, the tragic events of September 11, 2001 have caused temporary securities market and other business disruptions and will likely have an adverse impact on the global economy.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                                         Financial Summary
                                                 (unaudited, dollars in millions)

                                                                                 Percentage
                                                    Quarter Ended               Change From:       Nine Months Ended
                                     ----------------------------------------- -------------- ---------------------------
                                        Aug 31,       Aug 31,       May 31,    Aug 31, May 31,   Aug 31,        Aug 31,   Percentage
                                         2001          2000          2001       2000    2001      2001           2000       Change
                                     ------------- ------------- ------------- ------  ------ ------------  ------------- ----------
Net revenues

      Securities                     $       3,640 $       4,546 $       4,417 (20%)   (18%) $      12,794  $      15,834    (19%)
      Investment Management                    603           687           606 (12%)     --          1,864          2,016     (8%)
      Credit Services                        1,028         1,076         1,025  (4%)     --          3,046          2,975      2%
                                     ------------- ------------- -------------               -------------  -------------
      Consolidated net revenues      $       5,271 $       6,309 $       6,048 (16%)   (13%) $      17,704  $      20,825    (15%)
                                     ============= ============= =============               =============  =============

Net income
      Securities                     $         414 $         823 $         635 (50%)   (35%) $       1,833  $       3,157    (42%)
      Investment Management                    125           196           124 (36%)     1%            398            513    (22%)
      Credit Services                          196           227           171 (14%)    15%            509            578    (12%)
                                     ------------- ------------- -------------               -------------  -------------
      Income before extraordinary
           item and cumulative effect
           of accounting change                735         1,246           930 (41%)   (21%)         2,740          4,248    (35%)
      Extraordinary item (1)                   (30)            0             0    *       *            (30)             0       *
      Cumulative effect of
           accounting change (2)                 0             0             0   --      --            (59)             0       *
                                     ------------- ------------- -------------               -------------  -------------
      Consolidated net income        $         705 $       1,246 $         930 (43%)   (24%) $       2,651  $       4,248    (38%)
                                     ============= ============= =============               =============  =============
      Preferred stock dividend
           requirements              $           9 $           9 $           9   --      --  $          27  $          27      --
                                     ============= ============= =============               =============  =============
      Earnings applicable to
           common shares             $         696 $       1,237 $         921 (44%)   (24%) $       2,624  $       4,221    (38%)
                                     ============= ============= =============               =============  =============

Basic earnings per common share
      Income before extraordinary
           item and cumulative effect
           of accounting change      $        0.67 $        1.14 $        0.85 (41%)   (21%) $        2.49  $        3.87    (36%)
      Extraordinary item             $       (0.03)$        0.00 $        0.00    *       *  $       (0.03) $        0.00       *
      Cumulative effect of
           accounting change         $        0.00 $        0.00 $        0.00   --      --  $       (0.05) $        0.00       *
      Net Income                     $        0.64 $        1.14 $        0.85 (44%)   (25%) $        2.41  $        3.87    (38%)

Diluted earnings per common share
      Income before extraordinary
           item and cumulative effect
           of accounting change      $        0.65 $        1.09 $        0.82 (40%)   (21%) $        2.41  $        3.70    (35%)
      Extraordinary item             $       (0.03)$        0.00 $        0.00    *       *  $       (0.03) $        0.00       *
      Cumulative effect of
           accounting change         $        0.00 $        0.00 $        0.00   --      --  $       (0.05) $        0.00       *
      Net Income                     $        0.62 $        1.09 $        0.82 (43%)   (24%) $        2.33  $        3.70    (37%)

Average common shares outstanding
      Basic                          1,085,447,127 1,088,218,669 1,085,305,558               1,089,017,948  1,090,967,941
      Diluted                        1,119,301,107 1,137,304,026 1,120,687,197               1,126,540,440  1,141,272,402
Period end common shares outstanding 1,106,317,423 1,121,597,725 1,110,061,470               1,106,317,423  1,121,597,725

Return on common equity (3)                  14.9%         27.6%         19.1%                       18.8%          32.2%

      _____________________
(1)   Represents extraordinary loss on the early extinguishment of debt.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(3) Excludes the cumulative effect of accounting change and extraordinary item.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                             Consolidated Income Statement Information
                                                 (unaudited, dollars in millions)

                                                                                    Percentage
                                                          Quarter Ended            Change From:     Nine Months Ended
                                                   ---------------------------   ----------------   -----------------
                                                    Aug 31,   Aug 31,  May 31,   Aug 31,  May 31,   Aug 31,   Aug 31,   Percentage
                                                     2001      2000     2001      2000     2001      2001      2000       Change
                                                   --------  -------- --------   -------  -------  --------  --------   ----------
Investment banking                                 $   789   $ 1,172   $  840    (33%)      (6%)    $ 2,610  $  3,877      (33%)
Principal transactions:
      Trading                                        1,097     1,614    2,070    (32%)     (47%)      4,852     6,382      (24%)
      Investments                                      (59)       68     (107)  (187%)      45%        (212)      263     (181%)
Commissions                                            718       831      836    (14%)     (14%)      2,403     2,787      (14%)
Fees:
      Asset management, distribution
        and administration                           1,020     1,107    1,040     (8%)      (2%)      3,134     3,185       (2%)
      Merchant and cardmember                          497       466      448      7%       11%       1,391     1,368        2%
      Servicing                                        434       424      476      2%       (9%)      1,337     1,060       26%
Interest and dividends                               5,825     5,897    6,950     (1%)     (16%)     20,011    15,769       27%
Other                                                  110       147      139    (25%)     (21%)        374       330       13%
                                                   --------  -------  -------                       -------  --------
      Total revenues                                10,431    11,726   12,692    (11%)     (18%)     35,900    35,021        3%
Interest expense                                     4,883     5,242    6,413     (7%)     (24%)     17,475    13,594       29%
Provision for consumer loan losses                     277       175      231     58%       20%         721       602       20%
                                                   --------  -------  -------                       -------  --------
      Net revenues                                   5,271     6,309    6,048    (16%)     (13%)     17,704    20,825      (15%)
                                                   --------  -------  -------                       -------  --------
Compensation and benefits                            2,380     2,656    2,742    (10%)     (13%)      7,973     9,161      (13%)
Occupancy and equipment                                227       202      232     12%       (2%)        679       551       23%
Brokerage, clearing and exchange fees                  165       147      170     12%       (3%)        495       435       14%
Information processing and communications              402       374      414      7%       (3%)      1,211     1,069       13%
Marketing and business development                     409       507      454    (19%)     (10%)      1,362     1,479       (8%)
Professional services                                  249       293      296    (15%)     (16%)        837       726       15%
Other                                                  281       255      275     10%        2%         831       802        4%
                                                   --------  -------  -------                       -------  --------
      Total non-interest expenses                    4,113     4,434    4,583     (7%)     (10%)     13,388    14,223       (6%)
                                                   --------  -------  -------                       -------  --------
Gain on sale of business                                 0        35        0       *        --           0        35         *
                                                   --------  -------  -------                       -------  --------
Income before taxes, extraordinary item and
    cumulative effect of accounting change           1,158     1,910    1,465    (39%)     (21%)      4,316     6,637      (35%)
Income tax expense                                     423       664      535    (36%)     (21%)      1,576     2,389      (34%)
                                                   --------  -------  -------                       -------  --------
Income before extraordinary item and
      cumulative effect of accounting change           735     1,246      930    (41%)     (21%)      2,740     4,248      (35%)
Extraordinary item (1)                                 (30)        0        0       *         *         (30)        0         *
Cumulative effect of accounting change (2)               0         0        0      --        --         (59)        0         *
                                                   --------  -------  -------                      --------  --------
Net income                                         $   705   $ 1,246   $  930    (43%)     (24%)   $  2,651  $  4,248      (38%)
                                                   ========  =======  =======                      ========  ========
Preferred stock dividend requirements              $     9   $     9   $    9      --        --    $     27  $     27        --
                                                   ========  =======  =======                      ========  ========
Earnings applicable to common shares               $   696   $ 1,237   $  921    (44%)     (24%)   $  2,624  $  4,221      (38%)
                                                   ========  =======  =======                      ========  ========
Compensation and benefits as a % of
  net revenues                                         45%       42%      45%                           45%       44%

_________________________________________________
(1)   Represents extraordinary loss on the early extinguishment of debt.
(2) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
Note: Certain reclassifications have been made to prior period amounts to conform to the current presentation.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                              Securities Income Statement Information
                                                 (unaudited, dollars in millions)

                                                                                     Percentage
                                                         Quarter Ended              Change From:      Nine Months Ended
                                                 -----------------------------    -----------------  -------------------
                                                  Aug 31,    Aug 31,   May 31,    Aug 31,   May 31,   Aug 31,    Aug 31,  Percentage
                                                   2001       2000      2001       2000      2001      2001       2000      Change
                                                 --------   --------  --------    -------   -------  --------   --------  ----------
Investment banking                                $   777   $  1,145  $    825      (32%)     (6%)   $  2,564   $ 3,773     (32%)
Principal transactions:
     Trading                                        1,097      1,614     2,070      (32%)    (47%)      4,852     6,382     (24%)
     Investments                                      (58)        55      (107)    (205%)     46%        (211)      236    (189%)
Commissions                                           709        822       828      (14%)    (14%)      2,376     2,756     (14%)
Asset management, distribution and
 administration fees                                  458        492       475       (7%)     (4%)      1,414     1,401       1%
Interest and dividends                              5,135      5,190     6,279       (1%)    (18%)     17,953    13,522      33%
Other                                                 100        142       135      (30%)    (26%)        349       308      13%
                                                 --------   --------  --------                       --------   -------
     Total revenues                                 8,218      9,460    10,505      (13%)    (22%)     29,297    28,378       3%
Interest expense                                    4,578      4,914     6,088       (7%)    (25%)     16,503    12,544      32%
                                                 --------   --------  --------                       --------   -------
     Net revenues                                   3,640      4,546     4,417      (20%)    (18%)     12,794    15,834     (19%)
                                                 --------   --------  --------                       --------   -------

Compensation and benefits                           1,993      2,280     2,353      (13%)    (15%)      6,791     8,066     (16%)
Occupancy and equipment                               182        160       188       14%      (3%)        545       431      26%
Brokerage, clearing and exchange fees                 123        109       127       13%      (3%)        367       321      14%
Information processing and communications             255        238       266        7%      (4%)        776       683      14%
Marketing and business development                    113        169       127      (33%)    (11%)        388       498     (22%)
Professional services                                 182        220       216      (17%)    (16%)        613       522      17%
Other                                                 163        140       166       16%      (2%)        497       464       7%
                                                 --------   --------  --------                       --------   -------
     Total non-interest expenses                    3,011      3,316     3,443       (9%)    (13%)      9,977    10,985      (9%)
                                                 --------   --------  --------                       --------   -------
Income before taxes, extraordinary item and
  cumulative effect of accounting change              629      1,230       974      (49%)    (35%)      2,817     4,849     (42%)
Income tax expense                                    215        407       339      (47%)    (37%)        984     1,692     (42%)
                                                 --------   --------  --------                       --------   -------
Income before extraordinary item and
  cumulative effect of accounting change              414        823       635      (50%)    (35%)      1,833     3,157     (42%)
Extraordinary item - loss on the early
  extinguishment of debt                              (30)         0         0         *        *         (30)        0        *
Cumulative effect of accounting change (1)              0          0         0        --       --         (46)        0        *
                                                 --------   --------  --------                       --------   -------
Net income                                       $    384   $    823  $    635      (53%)    (40%)   $  1,757   $ 3,157     (44%)
                                                 ========   ========  ========                       ========   =======

Compensation and benefits as a % of
 net revenues                                         55%        50%       53%                            53%       51%
Non-compensation expenses as a % of
 net revenues                                         28%        23%       25%                            25%       18%
Profit margin (2)                                     11%        18%       14%                            14%       20%

___________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change and extraordinary item as a % of net revenues.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                        Investment Management Income Statement Information
                                                 (unaudited, dollars in millions)


                                                                           Percentage
                                                 Quarter Ended            Change From:        Nine Months Ended
                                           -------------------------    -----------------     -----------------
                                           Aug 31,  Aug 31,  May 31,    Aug 31,   May 31,     Aug 31,   Aug 31,     Percentage
                                            2001     2000     2001       2000      2001        2001      2000         Change
                                           -------  -------  -------    -------   -------     -------   -------     ----------
Investment banking                         $    12  $    27  $    15     (56%)     (20%)      $    46   $   104       (56%)
Principal transactions:
      Investments                               (1)      13        0    (108%)        *            (1)       27      (104%)
Commissions                                      9        9        8       --       13%            27        31       (13%)
Asset management, distribution and
 administration fees                           562      615      565      (9%)      (1%)        1,720     1,784        (4%)
Interest and dividends                          16       20       17     (20%)      (6%)           58        54         7%
Other                                            7        5        4      40%       75%            22        22         --
                                           -------  -------  -------                          -------   -------
      Total revenues                           605      689      609     (12%)      (1%)        1,872     2,022        (7%)
Interest expense                                 2        2        3       --      (33%)            8         6        33%
                                           -------  -------  -------                          -------   -------
      Net revenues                             603      687      606     (12%)       --         1,864     2,016        (8%)
                                           -------  -------  -------                          -------   -------

Compensation and benefits                      205      204      202       --        1%           624       619         1%
Occupancy and equipment                         26       25       26       4%        --            78        72         8%
Brokerage, clearing and exchange fees           42       38       43      11%       (2%)          128       114        12%
Information processing and communications       29       23       26      26%       12%            79        66        20%
Marketing and business development              35       43       41     (19%)     (15%)          112       124       (10%)
Professional services                           22       26       32     (15%)     (31%)           82        75         9%
Other                                           33       38       24     (13%)      38%            90       120       (25%)
                                           -------  -------  -------                          -------   -------
      Total non-interest expenses              392      397      394      (1%)      (1%)        1,193     1,190         --
                                           -------  -------  -------                          -------   -------
Gain on sale of business                         0       35        0        *        --             0        35          *
                                           -------  -------  -------                          -------   -------
Income before income taxes                     211      325      212     (35%)       --           671       861       (22%)
Income tax expense                              86      129       88     (33%)      (2%)          273       348       (22%)
                                           -------  -------  -------                          -------   -------
Net income                                 $   125  $   196  $   124     (36%)       1%       $   398   $   513       (22%)
                                           =======  =======  =======                          =======   =======
Compensation and benefits as a % of
 net revenues                                  34%      30%      33%                              33%       31%
Non-compensation expenses as a % of
 net revenues                                  31%      28%      32%                              31%       28%
Profit margin (1)                              21%      29%      20%                              21%       25%

______________
(1) Net income as a % of net revenues.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                           Credit Services Income Statement Information
                                                 (unaudited, dollars in millions)

                                                                                  Percentage
                                                     Quarter Ended               Change From:       Nine Months Ended
                                             ------------------------------    -----------------    -----------------
                                               Aug 31,    Aug 31,   May 31,    Aug 31,   May 31,    Aug 31,    Aug 31,   Percentage
                                                2001       2000      2001       2000      2001       2001       2000       Change
                                              --------   --------  --------    -------   -------    --------  --------   ----------
Fees:
     Merchant and cardmember                  $    497   $    466  $    448        7%       11%     $ 1,391   $ 1,368         2%
     Servicing                                     434        424       476        2%       (9%)      1,337     1,060        26%
Other                                                3          0         0         *         *           3         0          *
                                              --------   --------  --------                         --------  --------
     Total non-interest revenues                   934        890       924        5%        1%       2,731     2,428        12%

Interest revenue                                   674        687       654       (2%)       3%       2,000     2,193        (9%)
Interest expense                                   303        326       322       (7%)      (6%)        964     1,044        (8%)
                                              --------   --------  --------                         --------  --------
     Net interest income                           371        361       332        3%       12%       1,036     1,149       (10%)

Provision for consumer loan losses                 277        175       231       58%       20%         721       602        20%
                                              --------   --------  --------                         --------  --------
     Net credit income                              94        186       101      (49%)      (7%)        315       547       (42%)
                                              --------   --------  --------                         --------  --------
     Net revenues                                1,028      1,076     1,025       (4%)       --       3,046     2,975         2%
                                              --------   --------  --------                         --------  --------

Compensation and benefits                          182        172       187        6%       (3%)        558       476        17%
Occupancy and equipment                             19         17        18       12%        6%          56        48        17%
Information processing and communications          118        113       122        4%       (3%)        356       320        11%
Marketing and business development                 261        295       286      (12%)      (9%)        862       857         1%
Professional services                               45         47        48       (4%)      (6%)        142       129        10%
Other                                               85         77        85       10%        --         244       218        12%
                                              --------   --------  --------                         --------  --------
     Total non-interest expenses                   710        721       746       (2%)      (5%)      2,218     2,048         8%
                                              --------   --------  --------                         --------  --------

Income before income taxes and cumulative
        effect of accounting change                318        355       279      (10%)      14%         828       927       (11%)
Income tax expense                                 122        128       108       (5%)      13%         319       349        (9%)
                                              --------   --------  --------                         --------  --------
Income before cumulative effect of
        accounting change                          196        227       171      (14%)      15%         509       578       (12%)
Cumulative effect of accounting change (1)           0          0         0        --        --         (13)        0          *
                                              --------   --------  --------                         --------  --------
Net income                                    $    196   $    227  $    171      (14%)      15%     $   496   $   578       (14%)
                                              ========   ========  ========                         ========  ========

Compensation and benefits as a % of
  net revenues                                     18%        16%       18%                             18%       16%
Non-compensation expenses as a % of
  net revenues                                     51%        51%       55%                             54%       53%
Profit margin (2)                                  19%        21%       17%                             17%       19%

___________________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                           Credit Services Income Statement Information
                                                 (unaudited, dollars in millions)
                                                       (Managed loan basis)

                                                                               Percentage
                                                   Quarter Ended              Change From:       Nine Months Ended
                                            ---------------------------    ------------------    ------------------
                                            Aug 31,   Aug 31,   May 31,    Aug 31,    May 31,    Aug 31,    Aug 31,    Percentage
                                             2001      2000      2001       2000       2001       2001       2000        Change
                                            -------   -------   -------    -------    -------    -------    -------    ----------
Fees:
       Merchant and cardmember              $   674   $   653   $   635       3%        6%       $ 1,938    $ 1,841        5%
       Servicing                                  0         0         0       --        --             0          0        --
Other                                             3         0         0        *         *             3          0         *
                                            -------   -------   -------                          -------    -------
       Total non-interest revenues              677       653       635       4%        7%         1,941      1,841        5%

Interest revenue                              1,741     1,631     1,745       7%        --         5,233      4,652       12%
Interest expense                                657       738       730     (11%)     (10%)        2,185      2,086        5%
                                            -------   -------   -------                          -------    -------
       Net interest income                    1,084       893     1,015      21%        7%         3,048      2,566       19%

Provision for consumer loan losses              733       470       625      56%       17%         1,943      1,432       36%
                                            -------   -------   -------                          -------    -------
       Net credit income                        351       423       390     (17%)     (10%)        1,105      1,134       (3%)
                                            -------   -------   -------                          -------    -------
       Net revenues                           1,028     1,076     1,025      (4%)       --         3,046      2,975        2%
                                            -------   -------   -------                          -------    -------
Compensation and benefits                       182       172       187       6%       (3%)          558        476       17%
Occupancy and equipment                          19        17        18      12%        6%            56         48       17%
Information processing and communications       118       113       122       4%       (3%)          356        320       11%
Marketing and business development              261       295       286     (12%)      (9%)          862        857        1%
Professional services                            45        47        48      (4%)      (6%)          142        129       10%
Other                                            85        77        85      10%        --           244        218       12%
                                            -------   -------   -------                           ------    -------
       Total non-interest expenses              710       721       746      (2%)      (5%)        2,218      2,048        8%
                                            -------   -------   -------                          -------    -------
Income before income taxes and
  cumulative effect of accounting change        318       355       279     (10%)      14%           828        927      (11%)
Income tax expense                              122       128       108      (5%)      13%           319        349       (9%)
                                            -------   -------   -------                          -------    -------
Income before cumulative effect
      of accounting change                      196       227       171     (14%)      15%           509        578      (12%)
Cumulative effect of
         accounting change (1)                    0         0         0       --        --           (13)         0         *
                                            -------   -------   -------                          -------    -------
Net income                                  $   196   $   227   $   171     (14%)      15%      $    496    $   578      (14%)
                                            =======   =======   =======                          =======    =======
Compensation and benefits as a % of
  net revenues                                  18%       16%       18%                              18%        16%
Non-compensation expenses as a % of
  net revenues                                  51%       51%       55%                              54%        53%
Profit margin (2)                               19%       21%       17%                              17%        19%

________________________
(1) Represents the effects of an accounting change adopted in the first quarter of fiscal 2001 with respect to the accounting for derivative instruments and hedging activities associated with SFAS 133.
(2) Net income excluding cumulative effect of accounting change as a % of net revenues.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                            Financial Information and Statistical Data
                                                            (unaudited)

                                                                                                                     Percentage
                                                                                   Quarter Ended                    Change From:
                                                                    -------------------------------------------   -----------------
                                                                        Aug 31,       Aug 31,         May 31,     Aug 31,   May 31,
                                                                         2001          2000            2001        2000      2001
                                                                    ------------    -----------     -----------   -------   -------
Morgan Stanley
Total assets (millions)                                             $    506,000    $   404,000     $   497,000    25%         2%
Period end common shares outstanding (millions)                          1,106.3        1,121.6         1,110.1    (1%)        --
Book value per common share                                         $      17.76    $     16.19     $     17.54    10%         1%
Shareholders' equity (millions) (1)                                 $     21,199    $    19,054     $    20,419    11%         4%
Total capital (millions) (2)                                        $     60,652    $    50,311     $    61,274    21%        (1%)
Worldwide employees                                                       62,392         60,349          62,909     3%        (1%)

SECURITIES
        Advisory revenue (millions)                                 $        360    $       515     $       291   (30%)       24%
        Underwriting revenue (millions)                             $        417    $       630     $       534   (34%)      (22%)
Institutional Securities
        Sales and trading net revenue (millions) (3)                $      1,778    $     1,938     $     2,498    (8%)      (29%)
        Mergers and acquisitions announced transactions (4)
                 Morgan Stanley global market volume (billions)     $      279.4    $     926.2     $     185.4
                 Rank                                                          4              1               2
        Worldwide equity and related issues (4)
                 Morgan Stanley global market volume (billions)     $       32.9    $      43.9     $      25.8
                 Rank                                                          4              2               3
Individual Investor Group
        Net revenue (millions)                                      $      1,056    $     1,313     $     1,141   (20%)       (7%)
        Global financial advisors                                         14,342         13,789          14,256     4%         1%
        Total client assets (billions)                              $        597    $       778     $       634   (23%)       (6%)
        Fee-based client account assets (billions) (5)              $        109    $       126     $       117   (14%)       (7%)

INVESTMENT MANAGEMENT ($ billions)
Assets under management or supervision
Products offered primarily to individuals
        Mutual funds
                 Equity                                             $         85    $       122     $        94   (30%)      (10%)
                 Fixed income                                                 41             49              41   (16%)       --
                 Money markets                                                65             55              63    18%         3%
                                                                    ------------    -----------     -----------
                 Total mutual funds                                          191            226             198   (15%)       (4%)

        ICS Assets                                                            31             34              32    (9%)       (3%)
        Separate accounts, unit trust and other arrangements                  70             85              73   (18%)       (4%)
                                                                    ------------    -----------     -----------
        Sub-total Individual                                                 292            345             303   (15%)       (4%)
                                                                    ------------    -----------     -----------
Products offered primarily to institutional clients
        Mutual funds                                                          38             38              39     --        (3%)
        Separate accounts, pooled vehicle and other arrangements             141            161             145   (12%)       (3%)
                                                                    ------------    -----------     -----------
        Sub-total Institutional                                              179            199             184   (10%)       (3%)
                                                                    ------------    -----------     -----------
Total assets under management or supervision                        $        471    $       544     $       487   (13%)       (3%)
                                                                    ============    ===========     ===========

_____________________________
(1) Includes preferred and common equity and preferred securities issued by subsidiaries.
(2) Includes preferred and common equity, preferred securities issued by subsidiaries, capital units and non-current portion of long-term debt.
(3)  Includes principal trading, commissions and net interest revenue.
(4)  Source: Thomson Financial Securities Data -  January 1 to August 31, 2001.
(5) Represents the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.

                                                 MORGAN STANLEY DEAN WITTER & CO.
                                            Financial Information and Statistical Data
                                                 (unaudited, dollars in millions)

                                                                                    Percentage
                                                      Quarter Ended                Change From:       Nine Months Ended
                                            ---------------------------------    -----------------   --------------------
                                             Aug 31,     Aug 31,     May 31,     Aug 31,   May 31,    Aug 31,    Aug 31,  Percentage
                                              2001        2000        2001        2000      2001       2001       2000      Change
                                            ---------   ---------   ---------    -------   -------   ---------  --------- ----------

CREDIT SERVICES

Owned credit card loans
     Period end                             $  20,194   $  19,813   $   20,909       2%      (3%)    $  20,194  $  19,813      2%
     Average                                $  20,407   $  20,087   $   21,301       2%      (4%)    $  21,084  $  22,240     (5%)

Managed credit card loans (1)
     Period end                             $  49,704   $  44,837   $   50,227      11%      (1%)    $  49,704  $  44,837     11%
     Average                                $  49,825   $  44,341   $   49,658      12%       --     $  49,588  $  42,779     16%
     Interest yield                            13.34%      14.05%       13.34%   (71 bp)    0 bp        13.45%     13.70%  (25 bp)
     Interest spread                            8.13%       7.34%        7.49%    79 bp    64 bp         7.58%      7.22%   36 bp
     Net charge-off rate                        5.79%       4.18%        4.98%   161 bp    81 bp         5.19%      4.34%   85 bp
     Delinquency rate (over 30 days)            6.31%       5.48%        5.84%    83 bp    47 bp         6.31%      5.48%   83 bp
     Delinquency rate (over 90 days)            2.61%       2.21%        2.60%    40 bp     1 bp         2.61%      2.21%   40 bp

     Transaction volume (billions)          $    23.3   $    21.9   $     23.5       6%      (1%)    $    71.2  $    67.3      6%
     Accounts (millions)                         45.4        41.4         44.7      10%       2%          45.4       41.4     10%
     Active accounts (millions)                  24.0        23.1         24.3       4%      (1%)         24.0       23.1      4%
     Average receivables per average
       active account (actual $)            $   2,069   $   1,924   $    2,052       8%       1%     $   2,057  $   1,870     10%
     Securitization gain                    $       3   $      31   $       49     (90%)    (94%)    $      77  $      79     (3%)

_________________________
(1)  Includes owned and securitized credit card loans.